Exhibit 10.2

FORM OF SEVERANCE WAIVER AND EMPLOYMENT AGREEMENT AMENDMENT

WHEREAS, EWC Ventures, LLC, a subsidiary of European Wax Center, Inc. (collectively, the “Company”), and [●] (the “Executive”) entered into an employment agreement dated [●] for the purpose of establishing the terms and conditions of Executive’s employment (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, the Company agreed to provide the Executive with certain severance payments and benefits upon termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason, as set forth in the Employment Agreement;

WHEREAS, the Company subsequently adopted the European Wax Center, Inc. Change in Control and Severance Plan, effective February 22, 2023 (the “Severance Plan”), pursuant to which the Executive is entitled to certain severance payments and benefits upon termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason, as set forth in the Severance Plan; and

WHEREAS, the Executive desires to waive the Executive’s entitlement to severance payments and benefits upon termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason under the Employment Agreement and instead be subject to the Severance Plan.

NOW, THEREFORE, in consideration of the severance payments and benefits provided pursuant to the terms of the Severance Plan and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive agrees as follows:

1.
The Executive acknowledges and agrees that from and after the date on which the Executive executes this Severance Waiver, the Executive shall not be entitled to any severance payments or benefits upon termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason under the Employment Agreement and shall instead be subject to, and eligible to receive benefits under, the Severance Plan. The Executive expressly and irrevocably waives any right to the severance payments and benefits upon termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason provided for in Section [ ] of the Employment Agreement. The Company agrees that it shall not reduce the amount of severance payments or benefits under the Severance Plan or adversely alter the terms of such plan, in each case as it relates to the Executive, without the Executive’s prior written consent.
2.
The Executive acknowledges and agrees that in no event will the Executive be entitled to a duplication of amounts or benefits under the Severance Plan and any other policy, plan, agreement or arrangement of the Company or any of its affiliates.
3.
This Severance Waiver shall not relieve the Executive of his obligations to the Company under the Employment Agreement, or any other agreement between the Executive and the Company or any of its affiliates that includes non-competition, non-solicitation and/or confidentiality restrictions and, except as expressly provided herein, the Employment Agreement shall remain in effect in accordance with its terms.

Exhibit 10.2

IN WITNESS HEREOF, the Executive has executed this Waiver as of the date written below.

EXECUTIVE

___________________________

[ ]

Date: ______________________

(Signature Page to Severance Waiver)